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                                                             Exhibit 5.1 and 8.1


                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                            New York, New York 10038


January 19, 1999

The Money Store Inc.
707 West Third Street
West Sacramento, California  95605

Re:      The Money Store Home Equity Trust 1997-B-
         Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to The Money Store Home Equity Trust 1997-B (the "Trust"), in connection with the preparation of the above-referenced registration statement (the "Registration Statement") relating to the proposed offering from time to time of certain classes of The Money Store Home Equity Asset Backed Certificates, Series 1997-B, issued previously by the Trust (the "Certificates"). The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of May 31, 1997 (the "Agreement"), among The Bank of New York, as Trustee, The Money Store Inc., as representative and servicer (the "Company"), and certain wholly owned subsidiaries of the Company (the "Originators"). The Registration Statement was filed to register certain market making transactions involving the Certificates by (i) First Union Capital Markets, a division of Wheat First Securities, Inc., an affiliate of the Company, and (ii) other affiliates of the Company.

As such counsel, we have examined the Registration Statement, the Market Making Prospectus (including Annexes I, II, III and IV thereto) included therein, the Agreement, and originals or copies of such other agreements and other instruments of the Company, certificates of public officials and other documents and have made such examinations of law, as we have deemed necessary to form the basis for the opinions hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to


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The Money Store
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us. As to various questions of fact material to such opinions, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the federal laws of the United States of America and the laws of the State of New York.

Based upon and subject to the foregoing, we are of the opinion that:

         1. Assuming that the execution and delivery of the Agreement were authorized by all necessary corporate action of the Company and the Originators, the Certificates are legally issued, fully paid and non-assessable and entitled to the benefits of the Agreement.

         2. Assuming that all parties to the Agreement have complied with all provisions thereof, the information in the Market Making Prospectus under the caption "Federal Income Tax Considerations," and in Annex IV to the Market Making Prospectus under the caption "Federal Income Tax Consequences," to the extent that it constitutes matters of law or legal conclusions, sets forth our opinion with respect to the material federal income tax consequences of an investment in the Certificates.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to this firm in the Prospectus and in Annex IV thereto and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the Certificates under the securities or blue sky laws of any state or jurisdiction. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Stroock & Stroock & Lavan LLP

STROOCK & STROOCK & LAVAN LLP